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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 333-28899, 333-28901, 333-28905, 333-28931.


/s/ Arthur Andersen LLP

Los Angeles, California
March 29, 2000